Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro Forma Condensed Combined Balance Sheets of Prologis, Inc. as of September 30, 2019 (Unaudited)	5
Pro Forma Condensed Combined Statements of Income of Prologis, Inc. for the nine months ended September 30, 2019 (Unaudited)	6
Pro Forma Condensed Combined Statements of Income of Prologis, Inc. for the year ended December 31, 2018 (Unaudited)	7
Pro Forma Condensed Combined Balance Sheets of Prologis, L.P. as of September 30, 2019 (Unaudited)	8
Pro Forma Condensed Combined Statements of Income of Prologis, L.P. for the nine months ended September 30, 2019 (Unaudited)	9
Pro Forma Condensed Combined Statements of Income of Prologis, L.P. for the year ended December 31, 2018 (Unaudited)	10
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	11

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On October 27, 2019, Prologis, Prologis OP, Prologis Merger Sub and Prologis OP Merger Sub (the terms “we,” “our,” or “us” mean Prologis and Prologis OP collectively) entered into a merger agreement with Liberty, Liberty OP and New Liberty Holdco, pursuant to which, subject to the terms and conditions set forth in the merger agreement: (i) an indirect wholly owned subsidiary of Liberty will merge with and into Liberty, with Liberty continuing as the surviving entity and an indirect wholly owned subsidiary of New Liberty Holdco (the “Company Merger”), (ii) thereafter, New Liberty Holdco will merge with and into Prologis Merger Sub, with Prologis Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Prologis (the “Topco Merger”), (iii) thereafter, Prologis and its applicable subsidiaries and Prologis Merger Sub will cause all of the outstanding equity interests of Liberty to be contributed to Prologis OP in exchange for the issuance by Prologis OP of Prologis OP common units to other subsidiaries of Prologis and (iv) thereafter, Prologis OP Merger Sub will merge with and into Liberty OP, with Liberty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP (the “Partnership Merger” and, collectively with the Company Merger and the Topco Merger, the “Mergers”). The combined company after the Mergers is herein referred to as the “Combined Company.”

Under the terms of the merger agreement, at the effective time of the Topco Merger, each issued and outstanding Liberty common share as of immediately prior to the Company Merger will be converted automatically into the right to receive 0.675 shares of Prologis common stock. At the effective time of the Partnership Merger, each issued and outstanding common unit of Liberty OP as of immediately prior to the Partnership Merger will be converted into 0.675 common units of Prologis OP. The 0.675 exchange ratio is fixed and will not be adjusted to reflect changes in the stock prices of Prologis common stock or Liberty common shares prior to closing. Changes in the price of Prologis common stock prior to the Mergers will affect the market value of the merger consideration that Liberty shareholders and Liberty OP unitholders will receive on the closing date of the Mergers. Subject to the approval by Liberty’s shareholders and the other closing conditions described in this proxy statement/prospectus, the Mergers are expected to be consummated in early February 2020.

Based on current information, it is expected that former Liberty shareholders will own approximately 14% and current Prologis stockholders will own approximately 86% of the issued and outstanding common stock of the Combined Company after consummation of the Mergers. After consideration of all applicable factors pursuant to the business combination accounting rules, we expect to treat the Mergers as an asset acquisition under United States Generally Accepted Accounting Principles and as a result the transaction costs will likely be capitalized to the basis of the acquired properties.

Pro forma Information

The following Unaudited Pro Forma Condensed Combined Financial Statements combine the historical consolidated financial statements of Prologis, Liberty and DCT Industrial Trust Inc. (“Pro Forma Financial Statements”), including Pro Forma Balance Sheets and Statements of Income.

On August 22, 2018, Prologis acquired DCT Industrial Trust Inc. At acquisition, DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP (collectively, “DCT”) merged with and into Prologis and Prologis OP, respectively, which we refer to as the DCT Transaction. As DCT is not included in Prologis’ consolidated results for the full year ended December 31, 2018, DCT is included in these Pro Forma Financial Statements. The Unaudited Pro Forma Condensed Combined Financial Statements of Prologis and Prologis OP at June 30, 2018 and for the six months ended June 30, 2018 and year ended December 31, 2017 for the DCT Transaction were filed with the Securities and Exchange Commission (“SEC”) on August 24, 2018 within Exhibit 99.3 of Prologis’ Current Report on Form 8-K/A. These Pro Forma Financial Statements include the historical financial statement information and pro forma adjustments as if the DCT Transaction had occurred as of January 1, 2018. Both the DCT historical information and pro forma adjustments for the six months ended June 30, 2018 were used as a basis for calculating the financial statement information for the period from July 1, 2018 through the acquisition date of August 22, 2018, which is included in the DCT Pro Forma Adjustments column. The financial results of DCT are included in the consolidated Prologis financial statements beginning August 22, 2018.

The accompanying Pro Forma Balance Sheets at September 30, 2019 have been prepared as if the Mergers had occurred as of September 30, 2019. The accompanying Pro Forma Statements of Income for the nine months ended September 30, 2019 and the year ended December 31, 2018 have been prepared as if the Mergers and the DCT Transaction had occurred as of January 1, 2018.

During the period from January 1, 2018 to September 30, 2019, Prologis, Liberty and DCT acquired and disposed of various real estate assets. Other than the DCT Transaction, none of the assets acquired and disposed of by the respective companies during this period, individually or in the aggregate, or acquisitions and dispositions considered probable of closing as of the date of this proxy statement/prospectus, exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following Pro Forma Statements of Income for the nine months ended September 30, 2019 and the year ended December 31, 2018 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2018.

Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are referred to in this section as the accompanying notes.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. Under acquisition accounting, the total cost or total consideration exchanged is allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed, including an allocation to the individual buildings, land and lease intangibles, on a relative fair value basis. The total consideration and assignment of fair values to Liberty’s assets and liabilities has not been finalized and is subject to change and the actual amounts at the time the Mergers are completed could vary materially from this pro forma information.

The pro forma information has been prepared in accordance with the rules and regulations of the SEC. All significant adjustments that can be factually supported, are directly attributable to the Mergers and the DCT Transaction and are expected to have a continuing impact within the SEC regulations covering the preparation of pro forma financial statements, have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position.

You are urged to read the pro forma information below together with Prologis’, Liberty’s and DCT’s publicly available historical consolidated financial statements and accompanying notes.

Merger Consideration

For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements, Prologis has assumed a preliminary total purchase price of approximately $9.8 billion for the Mergers, which consists of Prologis common stock and Prologis OP common units issued in exchange for the Liberty common shares and Liberty OP common units (in millions, except price per share/unit):

Number of Liberty shares and units to be converted to Prologis shares and units at September 30, 2019(1)	109.31
Multiplied by price of Prologis common stock on December 16, 2019(2)	$88.36
Estimated fair value of Prologis common shares and units to be issued	$9,659
Estimated transaction costs(3)	115
Estimated aggregate consideration	$9,774

(1)	The Liberty shareholders and Liberty OP unitholders will receive 0.675 of a newly issued share of Prologis common stock and Prologis OP common unit, respectively, for each Liberty common share or common unit that they owned.

(2)	The estimated purchase price is based on the closing price of Prologis common stock on December 16, 2019, the latest practicable date prior to the date of this proxy statement/prospectus. Pursuant to accounting rules, the final purchase price will be based on the price of the Prologis common stock as of the closing date, and therefore, will be different from the amount shown above. Based on a sensitivity analysis, a change in the Prologis common stock price of 10% would result in an approximate $966 million change in the estimated aggregate consideration.

(3)	For purposes of the pro forma information, estimated transaction costs for the Mergers were included in the estimated aggregate consideration. These estimated transaction costs are expected to be approximately $115 million and include costs associated with investment banker advisory fees, legal fees, termination and severance and other costs. These costs will be capitalized by Prologis. Termination and severance costs for the acceleration of unvested Liberty common shares under Liberty’s equity incentive plan that become fully vested at closing are included in the estimated fair value of Prologis common stock to be issued.

The Unaudited Pro Forma Condensed Combined Financial Statements included herein do not give effect to any potential cost reductions or other operating efficiencies that we expect to result from the Mergers. Additionally, they do not include management’s plans or intent after the Mergers.

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

September 30, 2019

(In thousands)

	Historical (A)		Pro Forma		Pro Forma
	Prologis	Liberty	Adjustments		Combined
ASSETS
Investments in real estate properties	$34,911,650	$6,805,875	$4,658,579	(B)	$46,376,104
Less accumulated depreciation	5,287,640	1,040,249	(1,040,249	)(C)	5,287,640
Net investments in real estate properties	29,624,010	5,765,626	5,698,828		41,088,464
Investments in and advances to unconsolidated entities	5,886,820	347,880	115,421	(D)	6,350,121
Assets held for sale or contribution	799,017	226,504	80,768	(E)	1,106,289
Net investments in real estate	36,309,847	6,340,010	5,895,017		48,544,874
Lease right-of-use assets	437,038	17,664	2,597	(F)	457,299
Cash and cash equivalents	1,024,994	605,465	—		1,630,459
Other assets	1,676,306	375,593	300,882	(G)	2,352,781
Total assets	$39,448,185	$7,338,732	$6,198,496		$52,985,413
LIABILITIES AND EQUITY
Liabilities:
Debt	$11,459,223	$3,031,267	$204,392	(H)	$14,694,882
Lease liabilities	432,122	18,379	2,616	(F)	453,117
Accounts payable and accrued expenses	808,898	157,404	—		966,302
Other liabilities	812,365	226,239	122,620	(I)	1,161,224
Total liabilities	13,512,608	3,433,289	329,628		17,275,525
Equity:
Stockholders’ equity:
Series Q preferred shares	68,948	—	—		68,948
Common stock	6,317	158	912	(J)	7,387
Additional paid-in capital	25,693,652	4,145,822	5,415,861	(J)	35,255,335
Accumulated other comprehensive loss	(1,050,246)	(64,496)	64,496	(J)	(1,050,246)
Distributions in excess of net earnings	(2,201,461)	(238,629)	238,629	(J)	(2,201,461)
Total stockholders’ equity	22,517,210	3,842,855	5,719,898		32,079,963
Noncontrolling interests	2,777,024	280	400	(K)	2,777,704
Limited partnership unitholders	641,343	62,308	148,570	(J)	852,221
Total equity	25,935,577	3,905,443	5,868,868		35,709,888
Total liabilities and equity	$39,448,185	$7,338,732	$6,198,496		$52,985,413

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the nine months ended September 30, 2019

(In thousands, except per share data)

	Historical (A)		Pro Forma		Pro Forma
	Prologis	Liberty	Adjustments		Combined
Revenues:
Rental	$2,107,961	$479,644	$1,588	(L)	$2,589,193
Strategic capital	393,416	7,018	—		400,434
Development management and other	3,228	2,099	—	(M)	5,327
Total revenues	2,504,605	488,761	1,588		2,994,954
Expenses:
Rental	550,070	118,250	—	(M)	668,320
Strategic capital	138,668	5,983	—		144,651
General and administrative	201,176	42,903	—	(M)	244,079
Depreciation and amortization	850,639	130,501	127,814	(N)	1,108,954
Other	9,643	2,712	—	(M)	12,355
Total expenses	1,750,196	300,349	127,814		2,178,359
Operating income before gains on real estate transactions, net	754,409	188,412	(126,226)		816,595
Gains on real estate transactions, net	535,717	21,125	—		556,842
Operating income	1,290,126	209,537	(126,226)		1,373,437
Other income (expense):
Earnings from unconsolidated entities, net	151,524	10,966	(2,395	)(O)	160,095
Interest expense	(179,873)	(76,644)	28,373	(P)	(228,144)
Interest and other income, net	12,876	12,446	—		25,322
Foreign currency and derivative gains, net	70,267	—	—		70,267
Losses on early extinguishment of debt, net	(16,086)	—	—		(16,086)
Total other income (expense)	38,708	(53,232)	25,978		11,454
Earnings before income taxes	1,328,834	156,305	(100,248)		1,384,891
Total income tax expense	53,230	1,449	—		54,679
Consolidated net earnings	1,275,604	154,856	(100,248)		1,330,212
Less net earnings attributable to noncontrolling interests	89,636	3,706	(2,167	)(Q)	91,175
Net earnings attributable to controlling interests	1,185,968	151,150	(98,081)		1,239,037
Less preferred stock dividends	4,498	—	—		4,498
Net earnings attributable to common stockholders	$1,181,470	$151,150	$(98,081)		$1,234,539
Weighted average common shares outstanding—Basic	630,356	148,532			737,305	(W)
Weighted average common shares outstanding—Diluted	654,818	149,383			764,125	(W)
Net earnings per share attributable to common stockholders—Basic	$1.87	$1.02			$1.67
Net earnings per share attributable to common stockholders—Diluted	$1.86	$1.01			$1.66

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the year ended December 31, 2018

(In thousands, except per share data)

	Historical (A)			Liberty Pro Forma		DCT Pro Forma		Pro Forma
	Prologis	Liberty	DCT*	Adjustments		Adjustments		Combined
Revenues:
Rental	$2,388,791	$596,736	$219,204	$17,172	(L)	$63,218	(R)	$3,285,121
Strategic capital	406,300	8,844	672	—		193		416,009
Development management and other	9,358	73,224	—	—	(M)	—		82,582
Total revenues	2,804,449	678,804	219,876	17,172		63,411		3,783,712
Expenses:
Rental	600,648	146,590	53,270	—	(M)	15,304		815,812
Strategic capital	157,040	8,130	—	—		—		165,170
General and administrative	238,985	59,194	20,288	—	(M)	5,829		324,296
Depreciation and amortization	947,214	194,312	83,499	182,408	(N)	75,513	(S)	1,482,946
Other	13,560	136,620	245	—	(M)	70		150,495
Total expenses	1,957,447	544,846	157,302	182,408		96,716		2,938,719
Operating income before gains on real estate transactions, net	847,002	133,958	62,574	(165,236)		(33,305)		844,993
Gains on real estate transactions, net	840,996	81,514	43,974	—		—		966,484
Operating income	1,687,998	215,472	106,548	(165,236)		(33,305)		1,811,477
Other income (expense):
Earnings from unconsolidated entities, net	298,260	21,382	2,166	(3,004	)(O)	(959	)(T)	317,845
Interest expense	(229,141)	(87,642)	(32,183)	39,075	(P)	5,070	(U)	(304,821)
Interest and other income (expense), net	14,663	6,832	(80)	—		(23)		21,392
Foreign currency and derivative gains, net	117,096		—	—		—		117,096
Losses on early extinguishment of debt, net	(2,586)	—	—	—		—		(2,586)
Total other income (expense)	198,292	(59,428)	(30,097)	36,071		4,088		148,926
Earnings before income taxes	1,886,290	156,044	76,451	(129,165)		(29,217)		1,960,403
Total income tax expense	63,330	7,258	221	—		64		70,873
Consolidated net earnings	1,822,960	148,786	76,230	(129,165)		(29,281)		1,889,530
Less net earnings attributable to noncontrolling interests	173,599	4,490	3,291	(2,792	)(Q)	(474	)(V)	178,114
Net earnings attributable to controlling interests	1,649,361	144,296	72,939	(126,373)		(28,807)		1,711,416
Less preferred stock dividends	5,935	—	—	—		—		5,935
Net earnings attributable to common stockholders	$1,643,426	$144,296	$72,939	$(126,373)		$(28,807)		$1,705,481
Weighted average common shares outstanding—Basic	567,367	147,275	93,956					735,712	(W)
Weighted average common shares outstanding—Diluted	590,239	148,221	93,981					763,209	(W)
Net earnings per share attributable to common stockholders—Basic	$2.90	$0.98	$0.77					$2.32
Net earnings per share attributable to common stockholders—Diluted	$2.87	$0.97	$0.77					$2.30

•	DCT amounts reflect the six months ended June 30, 2018.

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

September 30, 2019

(In thousands)

	Historical (A)		Pro Forma		Pro Forma
	Prologis	Liberty	Adjustments		Combined
ASSETS
Investments in real estate properties	$34,911,650	$6,805,875	$4,658,579	(B)	$46,376,104
Less accumulated depreciation	5,287,640	1,040,249	(1,040,249	)(C)	5,287,640
Net investments in real estate properties	29,624,010	5,765,626	5,698,828		41,088,464
Investments in and advances to unconsolidated entities	5,886,820	347,880	115,421	(D)	6,350,121
Assets held for sale or contribution	799,017	226,504	80,768	(E)	1,106,289
Net investments in real estate	36,309,847	6,340,010	5,895,017		48,544,874
Lease right-of-use assets	437,038	17,664	2,597	(F)	457,299
Cash and cash equivalents	1,024,994	605,465	—		1,630,459
Other assets	1,676,306	375,593	300,882	(G)	2,352,781
Total assets	$39,448,185	$7,338,732	$6,198,496		$52,985,413
LIABILITIES AND CAPITAL
Liabilities:
Debt	$11,459,223	$3,031,267	$204,392	(H)	$14,694,882
Lease liabilities	432,122	18,379	2,616	(F)	453,117
Accounts payable and accrued expenses	808,898	157,404	—		966,302
Other liabilities	812,365	226,239	122,620	(I)	1,161,224
Total liabilities	13,512,608	3,433,289	329,628		17,275,525
Capital:
Partners’ capital	23,158,553	3,905,163	5,868,468	(J)	32,932,184
Noncontrolling interests	2,777,024	280	400	(K)	2,777,704
Total capital	25,935,577	3,905,443	5,868,868		35,709,888
Total liabilities and capital	$39,448,185	$7,338,732	$6,198,496		$52,985,413

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the nine months ended September 30, 2019

(In thousands, except per share data)

	Historical (A)		Pro Forma		Pro Forma
	Prologis	Liberty	Adjustments		Combined
Revenues:
Rental	$2,107,961	$479,644	$1,588	(L)	$2,589,193
Strategic capital	393,416	7,018	—		400,434
Development management and other	3,228	2,099	—	(M)	5,327
Total revenues	2,504,605	488,761	1,588		2,994,954
Expenses:
Rental	550,070	118,250	—	(M)	668,320
Strategic capital	138,668	5,983	—		144,651
General and administrative	201,176	42,903	—	(M)	244,079
Depreciation and amortization	850,639	130,501	127,814	(N)	1,108,954
Other	9,643	2,712	—	(M)	12,355
Total expenses	1,750,196	300,349	127,814		2,178,359
Operating income before gains on real estate transactions, net	754,409	188,412	(126,226)		816,595
Gains on real estate transactions, net	535,717	21,125	—		556,842
Operating income	1,290,126	209,537	(126,226)		1,373,437
Other income (expense):
Earnings from unconsolidated entities, net	151,524	10,966	(2,395	)(O)	160,095
Interest expense	(179,873)	(76,644)	28,373	(P)	(228,144)
Interest and other income, net	12,876	12,446	—		25,322
Foreign currency and derivative gains, net	70,267	—	—		70,267
Losses on early extinguishment of debt, net	(16,086)	—	—		(16,086)
Total other income (expense)	38,708	(53,232)	25,978		11,454
Earnings before income taxes	1,328,834	156,305	(100,248)		1,384,891
Total income tax expense	53,230	1,449	—		54,679
Consolidated net earnings	1,275,604	154,856	(100,248)		1,330,212
Less net earnings attributable to noncontrolling interests	54,018	235	(4	)(Q)	54,249
Net earnings attributable to controlling interests	1,221,586	154,621	(100,244)		1,275,963
Less preferred unit distributions	4,498	—	—		4,498
Net earnings attributable to common unitholders	$1,217,088	$154,621	$(100,244)		$1,271,465
Weighted average common units outstanding—Basic	641,077	152,045			750,384	(W)
Weighted average common units outstanding—Diluted	654,818	152,896			764,125	(W)
Net earnings per unit attributable to common unitholders—Basic	$1.87	$1.02			$1.67
Net earnings per unit attributable to common unitholders—Diluted	$1.86	$1.01			$1.66

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the year ended December 31, 2018

(In thousands, except per share data)

	Historical (A)			Liberty Pro Forma		DCT Pro Forma		Pro Forma
	Prologis	Liberty	DCT*	Adjustments		Adjustments		Combined
Revenues:
Rental	$2,388,791	$596,736	$219,204	$17,172	(L)	$63,218	(R)	$3,285,121
Strategic capital	406,300	8,844	672	—		193		416,009
Development management and other	9,358	73,224	—	—	(M)	—		82,582
Total revenues	2,804,449	678,804	219,876	17,172		63,411		3,783,712
Expenses:
Rental	600,648	146,590	53,270	—	(M)	15,304		815,812
Strategic capital	157,040	8,130	—	—		—		165,170
General and administrative	238,985	59,194	20,288	—	(M)	5,829		324,296
Depreciation and amortization	947,214	194,312	83,499	182,408	(N)	75,513	(S)	1,482,946
Other	13,560	136,620	245	—	(M)	70		150,495
Total expenses	1,957,447	544,846	157,302	182,408		96,716		2,938,719
Operating income before gains on real estate transactions, net	847,002	133,958	62,574	(165,236)		(33,305)		844,993
Gains on real estate transactions, net	840,996	81,514	43,974	—		—		966,484
Operating income	1,687,998	215,472	106,548	(165,236)		(33,305)		1,811,477
Other income (expense):
Earnings from unconsolidated entities, net	298,260	21,382	2,166	(3,004	)(O)	(959	)(T)	317,845
Interest expense	(229,141)	(87,642)	(32,183)	39,075	(P)	5,070	(U)	(304,821)
Interest and other income (expense), net	14,663	6,832	(80)	—		(23)		21,392
Foreign currency and derivative gains, net	117,096	—	—	—		—		117,096
Losses on early extinguishment of debt, net	(2,586)	—	—	—		—		(2,586)
Total other income (expense)	198,292	(59,428)	(30,097)	36,071		4,088		148,926
Earnings before income taxes	1,886,290	156,044	76,451	(129,165)		(29,217)		1,960,403
Total income tax expense	63,330	7,258	221	—		64		70,873
Consolidated net earnings	1,822,960	148,786	76,230	(129,165)		(29,281)		1,889,530
Less net earnings attributable to noncontrolling interests	124,712	1,087	754	(5	)(Q)	186	(V)	126,734
Net earnings attributable to controlling interests	1,698,248	147,699	75,476	(129,160)		(29,467)		1,762,796
Less preferred unit distributions	5,935	—	—	—		—		5,935
Net earnings attributable to common unitholders	$1,692,313	$147,699	$75,476	$(129,160)		$(29,467)		$1,756,861
Weighted average common units outstanding—Basic	575,798	150,795	97,223					748,768	(W)
Weighted average common units outstanding—Diluted	590,239	151,741	97,248					763,209	(W)
Net earnings per unit attributable to common unitholders—Basic	$2.90	$0.98	$0.77					$2.32
Net earnings per units attributable to common unitholders—Diluted	$2.87	$0.97	$0.77					$2.30

*	DCT amounts reflect the six months ended June 30, 2018.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(1) Preliminary Purchase Price Allocation

The following preliminary allocation of the Liberty purchase price is based on the preliminary estimate of the fair value of the tangible and intangible assets and liabilities of Liberty at September 30, 2019. The final determination of the allocation of the purchase price will be based on the relative fair value of such assets and liabilities as of the actual consummation date of the Mergers and will be completed after the Mergers are consummated. Such final determination of the purchase price may be significantly different from the preliminary estimates used in the pro forma financial statements.

The estimated purchase price of Liberty of $9.8 billion (as calculated in the manner described above) is allocated to the tangible and intangible assets acquired and assumed liabilities based on the following preliminary basis at September 30, 2019 (dollar amounts in thousands):

Investments in real estate properties, net	$11,464,454
Investments in and advances to unconsolidated entities	463,301
Assets held for sale or contribution	307,272
Cash, lease right-of-use assets and other assets, including lease intangible assets	1,302,201
Debt	(3,235,659)
Accounts payable, accrued expenses, lease liabilities and other liabilities, including lease intangible liabilities	(527,258)
Noncontrolling interests	(680)
Total estimated purchase price, including transaction costs	$9,773,631

(2) Historical Financial Statements

(A)       In order to conform to the current Prologis presentation, we condensed and reclassified certain amounts presented in the historical financial statements of Prologis, Liberty and DCT.

(3) Liberty Pro Forma Adjustments

Adjustments for Pro Forma Condensed Combined Balance Sheets:

Unless otherwise indicated, the pro forma adjustments apply to both Prologis and Prologis OP.

(B)       Liberty’s real estate assets have been adjusted to their estimated fair value at September 30, 2019. We estimated the fair value of each property generally by applying a capitalization rate to the estimated net operating income and adding a portfolio premium to the property based on the relative fair value of the property in comparison to the total portfolio, excluding real estate assets classified as Assets Held for Sale or Contribution. We determined the capitalization rates that were appropriate by market, based on recent appraisals, transactions or other market data. The fair value of land is generally based on relevant market data, such as a comparison of the subject site to similar parcels that have recently been sold or are currently being offered on the market for sale.

(C)       Liberty’s historical accumulated depreciation balance is eliminated.

(D)       Liberty’s investments in and advances to unconsolidated entities have been adjusted to their estimated fair value at September 30, 2019. The fair values for the investments were calculated using similar valuation methods as those used for consolidated real estate assets and debt.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(3) Liberty Pro Forma Adjustments (Continued)

(E)       At September 30, 2019, Liberty had ten operating properties and three land parcels that were classified as held for sale and carried at the lesser of cost or fair value less costs to sell. Adjustments to Liberty’s historical balances associated with these properties reflect the real estate assets at their sales value less costs to sell. Additionally, Prologis intends to dispose of a portion of the acquired real estate assets from Liberty, including both non-strategic logistics and non-industrial properties over the next 12 months. There was no pro forma adjustment made to reflect Prologis’ future intent to sell these properties.

(F)       Liberty’s lease right-of-use assets and lease liabilities for ground and office space leases, in which Liberty is the lessee, were adjusted to their estimated value at September 30, 2019. We estimated the value of each lease by calculating the present value of the future minimum rental payments at September 30, 2019 using Prologis’ weighted average incremental borrowing rate of 3.8%. The weighted average remaining lease term for these operating leases was 47 years at September 30, 2019.

(G)       Adjustments to Liberty’s historical balance of other assets are as follows (in thousands):

Elimination of straight-line rent receivable	$(124,509)
Elimination of previously acquired lease intangible assets	(159,716)
Elimination of deferred financing costs	(2,520)
Recognition of value of acquired lease intangible assets	587,627
Total	$300,882

The fair value of acquired lease intangible assets includes leasing commissions, foregone rent and above market leases. We recognize an asset for leasing commissions based on our estimate of the cost to lease space in the applicable markets. Foregone rents include the value of the revenue and recovery of costs foregone during a reasonable lease-up period, as if the space was vacant, in each of the applicable markets. An asset was recognized for acquired leases with favorable rents based on our best estimate of current market rents in each of the applicable markets.

(H)       Liberty’s debt balances have been adjusted to their estimated fair value at September 30, 2019. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available to us for the issuance of debt with similar terms and remaining maturities.

(I)        Adjustments to Liberty’s historical balance of other liabilities are as follows (in thousands):

Elimination of previously acquired lease intangible liabilities	$(12,577)
Recognition of value of acquired lease intangible liabilities	135,197
Total	$122,620

The fair value of acquired lease intangible liabilities includes a liability for acquired leases with unfavorable rents based on our best estimate of current market rents in each of the applicable markets.

(J)       Adjustments represent the elimination of historical Liberty balances and the issuance of Prologis common stock and Prologis OP common units in exchange for Liberty common shares and Liberty OP common units in the Mergers. The adjustment for the limited partnership unitholders at September 30, 2019 is based on the limited partnership unitholders’ ownership percentage in the fair value adjustments described above.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(3) Liberty Pro Forma Adjustments (Continued)

(K)       The adjustment for noncontrolling interests in the consolidated entities at September 30, 2019 is based on the noncontrolling interests’ share in the fair value adjustments described above.

Adjustments for Pro Forma Condensed Combined Statements of Income:

The pro forma adjustments to the Condensed Combined Statements of Income assume that a purchase price allocation done as of January 1, 2018 was equivalent to amounts assigned based on the estimated purchase price allocation done at September 30, 2019 and reflected in the Pro Forma Condensed Combined Balance Sheets.

(L)       Rental revenue is adjusted to remove $16.0 million and $19.8 million of Liberty’s historical straight-line rent and amortization of the asset or liability from acquired leases with favorable or unfavorable market rents for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively. Rental revenue is further adjusted to recognize $17.6 million and $37.0 million attributed to acquired leases on a straight-line basis and the amortization of the asset or liability from the acquired leases with favorable or unfavorable rents for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively. For purposes of the favorable and unfavorable rent adjustments, we estimated a weighted average remaining lease term associated with these leases of five years.

(M)       We expect that the Mergers will create significant corporate general and administrative as well as property operating cost savings. There can be no assurance that we will be successful in achieving these anticipated cost savings. As these adjustments cannot be factually supported, we have not included any estimate of the expected future cost savings. Additionally, certain development activities that Prologis does not plan to continue were included in Development Management and Other Revenues and Other Expenses. However, we have not included any estimate of the expected adjustment to revenues and expenses for these activities.

(N)       Depreciation and amortization expense is adjusted to remove $130.4 million and $161.9 million of Liberty’s historical depreciation and amortization expense, excluding impairment charges recognized by Liberty, and recognize $258.2 million and $344.3 million of depreciation and amortization expense for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively. For purposes of this adjustment, we estimated the various components of the real estate acquired and used an estimated average useful life of 30 years for operating properties and an estimated weighted average remaining lease term associated with in-place leases at September 30, 2019 that approximated four years.

(O)       We adjusted Liberty’s investment in unconsolidated entities to fair value. As a result, we adjusted the equity in earnings that Liberty recognized from these entities to reflect the impact the amortization of these fair value adjustments would have had on earnings from these unconsolidated entities.

(P)       We adjusted Liberty’s interest expense based on the fair value of debt. The adjustment to interest expense includes the removal of Liberty’s historical interest expense, including amortization of deferred financing costs and debt premiums and discounts, and calculation of interest expense based on the estimated fair value of acquired debt, net of amounts capitalized. The weighted average interest rate associated with the debt at fair value was 2.3% at September 30, 2019 (see note H).

(Q)       An adjustment was made to reflect the income allocated to noncontrolling interests in the co-investment entities that Liberty consolidates to reflect the impact the amortization of these fair value adjustments would have had on the earnings of the noncontrolling interests or third parties. In addition, an adjustment was made to reflect the limited partnership unitholders’ ownership percentage of 2.2% in all of the pro forma adjustments described above.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(4) DCT Pro Forma Adjustments

Adjustments for Pro Forma Condensed Combined Statements of Income:

Unless otherwise indicated, the pro forma adjustments described below apply to both Prologis and Prologis OP.

The historical results for DCT represent the period from January 1, 2018 through June 30, 2018. The historical results of Prologis include the results of DCT from the DCT Transaction date of August 22, 2018 through December 31, 2018. Therefore, the pro forma adjustment column includes the financial results from July 1, 2018 through August 21, 2018 and pro forma adjustments from January 1, 2018 through August 21, 2018.

(R)       Rental revenue is adjusted to remove DCT’s historical straight-line rent and amortization of the asset or liability from acquired leases with favorable or unfavorable market rents. Rental revenue is further adjusted to recognize acquired leases on a straight-line basis and the amortization of the asset or liability from the acquired leases with favorable or unfavorable rents. For purposes of the favorable and unfavorable rent adjustments, we estimated a weighted average remaining lease term associated with these leases of four years.

(S)       Depreciation and amortization expense is adjusted to remove DCT’s historical depreciation and amortization expense and recognize the pro forma new expense. For purposes of this adjustment, we estimated the various components of the real estate acquired and used an estimated average useful life of 30 years for operating properties and an estimated weighted average remaining lease term associated with the in-place leases of six years.

(T)       We adjusted DCT’s investment in unconsolidated entities to fair value. As a result, we adjusted the equity in earnings that DCT recognized from these entities to reflect the impact the amortization of these fair value adjustments would have had on earnings from these unconsolidated entities.

(U)       The adjustment to interest expense includes the removal of DCT’s historical interest expense, including amortization of deferred financing costs and debt premiums and discounts, and calculation of interest expense based on the estimated fair value of acquired debt, net of amounts capitalized. The weighted average interest rate associated with the debt at fair value was 3.5% at June 30, 2018.

(V)       An adjustment was made to reflect the income allocated to noncontrolling interests in the co-investment entities that DCT consolidated to reflect the impact the amortization of these fair value adjustments would have had on the earnings of the noncontrolling interests or third parties. In addition, an adjustment was made to reflect the limited partnership unitholders’ ownership percentage of 3.6% in all of the pro forma adjustments described above.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(5) Combined Pro Forma Adjustments

(W)       The unaudited pro forma adjustments to shares or units outstanding used in the calculation of basic earnings per share or unit attributable to common stockholders or unitholders and diluted earnings per share attributable to common stockholders or unitholders, after giving effect to the exchange ratios for the Mergers and the DCT Transaction, were as follows (in thousands):

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Prologis, Inc.
Prologis weighted average common shares outstanding—Basic	630,356	567,367
Shares issued to Liberty shareholders—pro forma basis(1)	106,949	106,949
Shares issued to DCT stockholders—pro forma basis(2)	—	61,396
Weighted average common shares outstanding—Basic	737,305	735,712
Prologis weighted average common shares outstanding—Diluted	654,818	590,239
Shares issued to Liberty shareholders—pro forma basis(1)	109,307	109,307
Shares issued to DCT stockholders—pro forma basis(2)	—	63,663
Weighted average common shares outstanding—Diluted	764,125	763,209
Prologis, L.P.
Prologis weighted average common units outstanding—Basic	641,077	575,798
Units issued to Liberty unitholders—pro forma basis(1)	109,307	109,307
Units issued to DCT unitholders—pro forma basis(2)	—	63,663
Weighted average common units outstanding—Basic	750,384	748,768
Prologis weighted average common units outstanding—Diluted	654,818	590,239
Units issued to Liberty unitholders—pro forma basis(1)	109,307	109,307
Units issued to DCT unitholders—pro forma basis(2)	—	63,663
Weighted average common units outstanding—Diluted	764,125	763,209

(1)	The pro forma weighted average shares or units outstanding assumes the issuance of shares and units of Prologis common stock and Prologis OP common units in connection with the Mergers throughout all periods presented.

(2)	The pro forma weighted average shares or units outstanding assumes each issued and outstanding share or unit of DCT common stock and common units was converted automatically into 1.02 shares or units of Prologis common stock and Prologis OP common units in connection with the DCT Transaction. Shares and units issued to DCT stockholders and DCT unitholders is for the period from January 1, 2018 through August 21, 2018, prior to the consummation of the DCT Transaction on August 22, 2018. Actual Prologis common shares and Prologis OP common units issued in the DCT Transaction are included in Prologis’ weighted average common shares and common units outstanding subsequent to August 22, 2018.